 EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
THIRD QUARTER 2009 RESULTS

•	Funds from Operations of $19.7 Million or $.76 Per Share, a Decrease of 7.3% Compared to the Same Quarter Last Year
•	Net Income Available to Common Stockholders of $6.1 Million or $.24 Per Share
•	Same Property Net Operating Income Decline of 3.9%; 3.1% Decrease Without Straight-Line Rent Adjustments
•	90.8% Leased, 88.9% Occupied
•	Customer Retention Rate of 62% for the Third Quarter
•	Paid 119th Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Interest and Fixed Charge Coverages of 3.3x for the Third Quarter
•	Issued 883,000 Shares of Common Stock During the First Nine Months of 2009 with Net Proceeds of $30.2 Million
•	6 Development Projects with Estimated Costs to Complete of $3.3 Million as of September 30, 2009
•	No Debt Maturities Requiring Balloon Payments for the Remainder of 2009 or for 2010
•	Bank Line Capacity of $125 Million as of September 30, 2009

JACKSON, MISSISSIPPI, October 28, 2009 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three and nine months ended September 30, 2009.

David H. Hoster II, President and CEO, stated, “We believe that our industrial markets have hit bottom or are very close to the bottom and that EastGroup is well positioned to take advantage of the economic recovery as it occurs.  With our strong balance sheet, we are actively seeking to acquire assets that fit our criteria and expect these opportunities to increase over the next twelve to eighteen months.”

FUNDS FROM OPERATIONS

For the quarter ended September 30, 2009, funds from operations (FFO) was $.76 per share compared to $.82 per share for the same period of 2008, a decrease of 7.3% per share.  Property net operating income (PNOI) decreased 0.9% primarily due to a decrease in PNOI of $1,164,000 from same property operations, offset by additional PNOI of $617,000 from newly developed properties and $219,000 from 2008 and 2009 acquisitions.

Same property operating results decreased 3.9% for the quarter; 3.1% without straight-line rent adjustments.  Rental rates on new and renewal leases (3.7% of total square footage) decreased an average of 7.3% for the quarter; rental rates decreased 12.7% without straight-line rent adjustments.

For the nine months ended September 30, 2009, FFO was $2.39 per share compared with $2.45 for the same period last year, a decrease of 2.4% per share.  PNOI increased 1.9% mainly due to additional PNOI of $3,624,000 from newly developed properties and $816,000 from 2008 and 2009 acquisitions, offset by a decrease of $2,875,000 from same property operations.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

For the first nine months of 2009, same property operating results decreased 3.4%; 3.0% without straight-line rent adjustments.  Rental rates on new and renewal leases (14.8% of total square footage) decreased an average of 5.5% for the nine months; rental rates decreased 10.0% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule “Reconciliations of Other Reporting Measures to Net Income.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.24 for the three months ended September 30, 2009, compared to $.29 for the same period of 2008.  Diluted EPS was $.82 for the first nine months of 2009, compared to $.97 for the same period last year.  EastGroup recognized gain on sales of real estate investments, gain on sales of securities, and a gain on involuntary conversion totaling $2.6 million ($.11 per share) during the nine months ended September 30, 2008.

DEVELOPMENT

At September 30, 2009, EastGroup’s development program consisted of six properties in lease-up.  These properties contain 577,000 square feet and have a projected total cost of $37.5 million, of which $34.2 million had been spent as of September 30, 2009.  The six properties were collectively 34% leased at September 30, 2009 and 37% leased at October 27, 2009.

During the third quarter, EastGroup completed shell construction on two properties in Houston.  World Houston 29, which contains 70,000 square feet, was transferred to the real estate portfolio in the third quarter and is currently 100% leased.  World Houston 30 (88,000 square feet) is currently 49% leased and is in lease-up with projected total costs of $6.5 million, of which $5.7 million had been spent as of September 30, 2009.

The Company currently has no buildings under construction.  There have been no construction starts in 2009, and none are planned for the remainder of the year.

During the first nine months of 2009, EastGroup transferred 11 development properties to the portfolio as detailed below:

Real Estate Properties Transferred from Development in 2009	Size	Date Transferred	Cost	Percent Leased at 10/27/09
	(Square feet)		(In thousands)

40th Avenue, Phoenix, AZ	90,000	01/01/09	$6,715	100%
Wetmore II, Building B, San Antonio, TX	55,000	02/01/09	3,790	55%
Beltway Crossing VI, Houston, TX	128,000	04/01/09	6,277	50%
World Houston 28, Houston, TX	59,000	04/24/09	4,583	100%
Oak Creek VI, Tampa, FL	89,000	05/01/09	5,617	84%
Southridge VIII, Orlando, FL	91,000	06/01/09	6,641	100%
Techway SW IV, Houston, TX	94,000	06/01/09	6,172	100%
SunCoast III, Fort Myers, FL	93,000	07/01/09	6,988	0%
Sky Harbor, Phoenix, AZ	264,000	08/01/09	24,781	37%
World Houston 26, Houston, TX	59,000	08/01/09	3,535	100%
World Houston 29, Houston, TX	70,000	08/08/09	4,890	100%
Total Developments Transferred	1,092,000		$79,989

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

PROPERTY ACQUISITION

In August, EastGroup acquired Interstate Distribution Center V, VI and VII in Dallas for $6,675,000.  The three multi-tenant business distribution buildings are located in the city’s close-in northwest submarket along the Stemmons Freeway and are either adjacent to or across the street from existing EastGroup assets.  Interstate V, VI and VII contain a total of 226,000 square feet and are currently 87% leased to six customers.

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the third quarter of 2009, which was the 119th consecutive quarterly cash distribution to the Company’s common shareholders.  The Company’s dividend payout ratio to funds from operations was 68% for the quarter.  The annualized dividend rate of $2.08 per share yields 5.7% on the closing stock price of $36.81 on October 27, 2009.

FINANCIAL STRENGTH AND FLEXIBILITY

During the third quarter, EastGroup issued additional new common equity and continued to achieve good debt ratios.  Debt-to-total market capitalization was 41.5% at September 30, 2009.  For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.3x.  Total debt at September 30, 2009 was $708.1 million comprised of $607.6 million of fixed rate mortgage debt and $100.5 million of floating rate bank debt.

During the third quarter, EastGroup issued approximately 146,000 shares of common stock through its continuous equity program.  During the nine months ended September 30, 2009, the Company issued a total of approximately 883,000 shares of common stock at an average price of $34.76 per share with net proceeds to the Company of $30.2 million.  The proceeds were used to reduce variable rate bank borrowings.  The purpose of the equity program is to better position the Company for growth through future acquisitions while maintaining a strong balance sheet.

EastGroup has revolving credit facilities of $200 million and $25 million, of which $125 million was available to borrow as of September 30, 2009.  These credit facilities mature in 2012.  The Company has no debt maturities that require balloon payments for the remainder of 2009 or for 2010.

On October 26, 2009, Fitch Ratings affirmed EastGroup’s BBB Issuer Default Rating with a stable outlook.  Mr. Hoster commented, “We believe this is a positive confirmation of the continued strength of our operations and balance sheet in a difficult economic environment.”

OUTLOOK FOR REMAINDER OF 2009

FFO per share for 2009 is estimated to be in the range of $3.13 to $3.15.  Diluted EPS for 2009 is estimated to be in the range of $1.04 to $1.06.  The table below reconciles projected net income to projected FFO.

	Low Range		High Range
	Q4 2009	Y/E 2009	Q4 2009	Y/E 2009
	(In thousands, except per share data)
Net income available to common stockholders	$5,545	26,526	6,067	27,048
Depreciation and amortization	13,832	53,773	13,832	53,773
Funds from operations available to common stockholders	$19,377	80,299	19,899	80,821

Diluted shares	26,081	25,620	26,081	25,620

Per share data (diluted):
Net income available to common stockholders	$0.21	1.04	0.23	1.06
Funds from operations available to common stockholders	$0.74	3.13	0.76	3.15

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

The following assumptions were used:

•	Average occupancy of 88% to 89% for the fourth quarter.
•	No operating property acquisitions or dispositions in the fourth quarter.
•	No development construction starts during the fourth quarter.
•	Bad debt, net of termination fees, of less than $.01 per share for the fourth quarter.
•	Floating rate bank debt at an average rate of 1.0% for the fourth quarter.
•	Through October 27, 2009, the Company issued 903,646 shares of common stock through its continuous equity program. No additional sales are included in the outlook projections.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO as defined by the Company refers to FFO available to common stockholders as it excludes dividends on preferred stock.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its third quarter and review the Company’s current operations on Thursday, October 29, 2009, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, October 29, 2009.  The telephone replay will be available until Wednesday, November 4, 2009, and can be accessed by dialing   1-800-283-5758.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Wednesday, November 4, 2009.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes 27 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of tenant defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

-MORE-

P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008

REVENUES
Income from real estate operations	$43,164	42,904	129,518	124,415
Other income	22	16	61	232
	43,186	42,920	129,579	124,647
EXPENSES
Expenses from real estate operations	12,735	12,193	37,996	34,559
Depreciation and amortization	13,587	13,436	39,941	38,428
General and administrative	2,246	2,250	6,973	6,349
	28,568	27,879	84,910	79,336

OPERATING INCOME	14,618	15,041	44,669	45,311

OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment	82	80	245	239
Gain on sales of non-operating real estate	8	301	23	313
Gain on sales of securities	-	-	-	435
Interest income	73	125	229	189
Interest expense	(8,537)	(7,596)	(23,855)	(22,478)
INCOME FROM CONTINUING OPERATIONS	6,244	7,951	21,311	24,009

DISCONTINUED OPERATIONS
Income from real estate operations	-	7	-	130
Gain on sales of real estate investments	-	83	-	2,032
INCOME FROM DISCONTINUED OPERATIONS	-	90	-	2,162

NET INCOME	6,244	8,041	21,311	26,171
Net income attributable to noncontrolling interest in joint ventures	(97)	(169)	(330)	(462)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.	6,147	7,872	20,981	25,709

Dividends on Series D preferred shares	-	14	-	1,326
Costs on redemption of Series D preferred shares	-	682	-	682

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$6,147	7,176	20,981	23,701

BASIC PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
Income from continuing operations	$0.24	0.29	0.83	0.88
Income from discontinued operations	0.00	0.00	0.00	0.09
Net income available to common stockholders	$0.24	0.29	0.83	0.97

Weighted average shares outstanding	25,811	24,908	25,381	24,362

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
Income from continuing operations	$0.24	0.29	0.82	0.88
Income from discontinued operations	0.00	0.00	0.00	0.09
Net income available to common stockholders	$0.24	0.29	0.82	0.97

Weighted average shares outstanding	25,916	25,069	25,473	24,517

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$6,147	7,086	20,981	21,539
Income from discontinued operations	-	90	-	2,162
Net income available to common stockholders	$6,147	7,176	20,981	23,701

Dividends declared per common share	$0.52	0.52	1.56	1.56

EASTGROUP PROPERTIES, INC.
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations	$43,164	42,904	129,518	124,415
Expenses from real estate operations	(12,735)	(12,193)	(37,996)	(34,559)

PROPERTY NET OPERATING INCOME (PNOI)	30,429	30,711	91,522	89,856

Gain on sales of securities	-	-	-	435
Equity in earnings of unconsolidated investment (before interest and depreciation)	198	197	593	593
Interest income	73	125	229	189
Other income	22	16	61	232
General and administrative expense (1)	(2,246)	(2,250)	(6,973)	(6,349)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	28,476	28,799	85,432	84,956

Income from discontinued operations (before depreciation and amortization)	-	10	-	201
Interest expense (2)	(8,537)	(7,596)	(23,855)	(22,478)
Interest expense from unconsolidated investment	(83)	(84)	(249)	(255)
Noncontrolling interest in earnings (before depreciation and amortization)	(148)	(220)	(483)	(613)
Gain on sale of non-operating real estate	8	301	23	313
Dividends on Series D preferred shares	-	(14)	-	(1,326)
Costs on redemption of Series D preferred shares	-	(682)	-	(682)

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS	19,716	20,514	60,868	60,116

Depreciation and amortization from continuing operations	(13,587)	(13,436)	(39,941)	(38,428)
Depreciation and amortization from discontinued operations	-	(3)	-	(71)
Depreciation from unconsolidated investment	(33)	(33)	(99)	(99)
Noncontrolling interest depreciation and amortization	51	51	153	151
Gain on sale of depreciable real estate investments	-	83	-	2,032

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	6,147	7,176	20,981	23,701

Dividends on Series D preferred shares	-	14	-	1,326
Costs on redemption of Series D preferred shares	-	682	-	682

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.	$6,147	7,872	20,981	25,709

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.:
Income from continuing operations	$0.24	0.29	0.82	0.88
Income from discontinued operations	0.00	0.00	0.00	0.09
Net income available to common stockholders	$0.24	0.29	0.82	0.97

Funds from operations available to common stockholders	$0.76	0.82	2.39	2.45

Weighted average shares outstanding for EPS and FFO purposes	25,916	25,069	25,473	24,517

(1) Net of capitalized development costs of $334 and $1,185 for the three months ended September 30, 2009 and 2008, respectively; and $1,009 and $2,901 for the nine months ended September 30, 2009 and 2008, respectively.

(2) Net of capitalized interest of $1,316 and $1,691 for the three months ended September 30, 2009 and 2008, respectively; and $4,714 and $5,044 for the nine months ended September 30, 2009 and 2008, respectively.